        Insurance & Financial Services

Norman L. Frohreich

President and Chief Executive Officer

FullCircle Registry, Inc.

161 Alpine Drive

Shelbyville, Kentucky 40065-8878

Direct:  (574) 238-3699  Phone:  (502) 410-4500

Exhibit 99.1

Wednesday, July 28, 2010

Dear FullCircle Registry Shareholders,

We are finally able to provide communication to our shareholders about the status of the company and the recent activities involving our Form S-1 registration statement filed with the Securities and Exchange Commission.

It is with great excitement that I can report that our registration statement for our Preferred Share issue was approved by the SEC.  This approval to offer registered Preferred Shares represents a landmark accomplishment for our company.

Our mission to have the SEC perform a complete review of our history and provide a green light to our moving forward is now complete and successful.  The two years of work on this project were difficult, but understanding the direction of the company going forward, this was a very important phase for us to complete.  This opens up the opportunities as we move forward with our need for funding for planned mergers and acquisitions.

Often our shareholders are not able to view the quarterly and annual filings with the SEC, so we believe it is important that the latest filings be identified in this letter.  To view all of our SEC filings, please go to our web site www.fullcircleregistry.com and the filings can be found at the bottom of the page “about us.”

The process to complete the Form S-1 registration statement began on July 1, 2008 and was completed with SEC approval on June 22, 2010.  The two-year process required our filing the original application and seven amendments to the application before approval was finally granted.  The SEC responded with over 250 inquiries, questions and comments that were answered by our attorney and myself over the two year period.  Each and every amendment and responses had to be approved by our auditors as well.

This was a very difficult, time consuming and arduous undertaking. Needless to say, the process was also expensive.  Most of my time was devoted to this application along with all of the other quarterly and annual reports that were required to be filed to maintain SEC compliance.

For those of you who do not have internet access, we have listed each of the filings that have occurred this year since June 23.

The following are the summaries of our four recent filings:

As required by SEC rule, the company filed FORM 8-K on June 23, 2010 disclosing the approval of our S-1 application:

June 23, 2010

Item 8.01. Other Events.

The management of FullCircle Registry, Inc. is very pleased to announce that we are now authorized to begin issuing a new Class B Preferred Stock which has been registered with the Securities and Exchange Commission.  The Registration of the Class B Preferred Stock was made effective at 3:30 PM on June 22, 2010.  We are in the process of printing our Prospectus.  Once printing is complete, we will begin mailing them to potential investors.

www.fullcircleregistry.com

7/28/10

Now that the Registration Statement has become effective, we will once again commence our business activities.  We are currently in the process of refining our business plans and beginning the agency merger program.  More information will be forthcoming.

As required by SEC rule, the company filed FORM 8-K on June 25, 2010 disclosing the conversion of debt of $150,600 into the new Preferred B Shares by management and large stockholders:

June, 25, 2010

Item 8.01. Other Events.

The management of FullCircle Registry, Inc. is pleased to announce that three debt holders, Isaac Boutwell, Chairman, Alec Stone, Past Chairman, and Norman Frohreich, Director and CEO, have agreed to convert company debt to newly-issued shares of Preferred Class B Stock in FullCircle Registry, Inc.

The conversion of their debt will be as follows:

		Number of Shares of Class B
	Present Obligation	Preferred Stock Received

Isaac Boutwell, Chairman	$50,600.00	50,600
Alec Stone, Shareholder	$50,000.00	50,000
Norman Frohreich, CEO	$50,000.00	50,000

Total	$150,600.00	150,600

The satisfaction of $150,600.00 in outstanding debt will have a direct impact on FullCircle Registry’s balance sheet as FullCircle Registry enters into its expansion phase.

As required by SEC rule, the company filed FORM 8-K on June 30, 2010 disclosing Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

June 30, 2010

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Bylaws of FullCircle Registry, Inc. (the “Company”), the Board of Directors is authorized to provide for the issuance of the shares of preferred stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of each such series.

In accordance with the powers granted to it under the Company’s Bylaws, the Board of Directors has designated a new class of preferred stock, the Class B Preferred Stock in connection with the Form S-1 Registration Statement of the Company, which was made effective June 22, 2010.

A copy of the Certificate of Designation of Class B Preferred Stock, which has been filed with the Secretary of State of the State of Nevada as of June 25, 2010 is attached hereto.

As required by SEC rule, the company filed FORM 8-K on July 2, 2010 disclosing the conversion of debt of $150,000 into the new Preferred B Shares by other large shareholders.  With this conversion the company has eliminated a total of $300,600 in debt since the Preferred B share issue was approved.

www.fullcircleregistry.com

7/28/10

July 2, 2010

Item 8.01. Other Events.

The management of FullCircle Registry, Inc. is pleased to announce that two debt holders, Carl Austin and Robert Swan, have agreed to convert certain company debt to newly-issued shares of Preferred Class B Stock in FullCircle Registry, Inc.

The conversion of their debt will be as follows:

		Number of Shares of Class B
	Present Obligation	Preferred Stock Received

Carl Austin, Shareholder	$100,000.00	100,000
Robert Swan, Shareholder	$50,000.00	50,000

Total	$150,000.00	150,000

The satisfaction of $150,000.00 in outstanding debt will have a direct impact on FullCircle Registry’s balance sheet as FullCircle Registry enters into its expansion phase.

Financial Condition of our Company

We believe that the financial condition of our company is the best it has been in quite some time.  We have worked hard to reduce debt and to improve our asset holdings.

One of the major issues for me personally was to improve the balance sheet so that we could approach the investment community with a stronger balance sheet once we were approved for our preferred share offering.

During this process, we eliminated unnecessary expenditures and removed non-performing areas of our business.  Essentially, the company was stripped down to the bare essential activities while we were going through the process of our S-1 application.  Now we are in a position to begin the rebuilding of our business plans.

In accordance with generally accepted accounting rules, we were required to rapidly depreciate our customer database. That current book value is written down to $258,122 from our purchase price of $368,000.   We have, however, engaged an outside accounting firm to perform a valuation of our database, which is now required on an annual basis.  As of December 31, 2009, our customer database was valued at $1,147,551.  As soon as our funds become available through the preferred share offering, we will immediately begin sending our FullCircleRx mailings into our customer lists.

Expenditures are predominately: the database depreciation schedule of $21,500 per quarter; auditing and accounting fees of $15,000 per quarter; legal services of $10,000 per quarter; and interest of $8500 per quarter.  Outside those charges listed above, our remaining G&A expenses is very small at $12,600 per quarter or $4,200 per month.

As we begin to rebuild the company, we have a very large loss carry forward of $7,706,854.  This means that FullCircle will not be required to pay any taxes until the profits exceed $7.7 million.  Management, officers, and directors do not receive any compensation at this time.

Increased communication

This letter is a first of a series of communications that are planned.  Until now we were limited in our communication about any of our activities because of the S-1 application process. As each one of new business activities are finalized, we will issue information releases.  We will release information that is substantive in nature as events occur.

www.fullcircleregistry.com

7/28/10

Business Plan

Going forward, our operations will be focused on three distinct phases:

Phase One

We will use the funding obtained through selling our preferred shares to launch our business plans as identified in the Prospectus.  We have several merger and acquisition activities in discussion and will issue letters of intent when our funding occurs.  Most of the Phase One activities are discussed in detail in the Prospectus.

Phase One of our business plan is to simply increase our activities in the two companies that we have formed: FullCircle Prescription Services, Inc. and FullCircle Insurance Agency, Inc.  It is our intent to bring into our company executive talent to manage each of these companies as separate entities.   There will be synergies developed within each company that can take advantage of our other partner company.  Essentially, the agencies will be able to sell the prescription services products to those books of business.  Now that our S-1 application is approved, we are engaged in locating a president for each company who will report to me and our board.

We have a number of insurance agencies identified, and we are now proceeding in the negotiation process to attempt to bring them inside FullCircle.  It is our plan to bring in ten agencies the first year from this date.  Our plan becomes stronger today than before because of the confusion that has occurred in the new health care laws.  We believe that our timing is right to provide these exit plans.

To date, many of our negotiations were predicated on the approval of the S-1 and the funding that the Preferred B Shares would provide.  Before we can complete negotiations and announce any targeted mergers, we must issue the Prospectus and fill the offering of $1,000,000 to be in a position to launch our business plans.  Many of these negotiations are contingent on available capital.  As indicated above, we have filled $300,600 of our offering already by retiring the notes of several insiders.

In addition, during the Phase One rollout we plan to re-energize our medical records business that caused the original founding of our company.  At that time, the plan was ahead of its time. It is our belief that the medical records industry should be serving hospitals, doctors and clinics, not individuals.  We expect to provide significant capital into the medical records business, understanding the mandate placed on this by our President for all records to be electronic by 2014.  It is estimated that less than 20% of all medical records are electronic at this time.  It is important for FullCircle to take advantage of any opportunities that exist.

Phase Two

Exit plan issues for baby boomers are a MAJOR problem today.  With existing credit restrictions many entrepreneurs cannot find, and will not be able to find, buyers for their businesses.   It is our opinion that this will become one of the major issues for business owners over the next decade.  Phase Two is the merger program with any company that would have an ability to improve the balance sheet of FullCircle.  This phase will be to bring in larger private companies providing exit plans for those owners.  This has proven to be a very successful process with other companies and, given the difficulty of credit today, we believe that we will be in a position to have successful, profitable companies merge with FullCircle.  The management of those companies will continue with their existing infrastructure and will remain autonomous.  FullCircle’s role will be to provide financing with other necessary offerings.

Once Phase One is started, we will be immediately sourcing additional companies for exit plans to merge into FullCircle.  The intent here is to provide an exit plan (liquidity) to any profitable, viable business that can increase the balance sheet of FullCircle.  It is expected that we will source and merge with at least four additional unrelated companies during our first year.

FullCircle will provide more discussions about this phase in future shareholder letters.

Phase Three

Obviously, our long term mission is to move the stock price into a level that would qualify us for a listing on the Nasdaq.  This can only be accomplished after our market price and market capitalization meet the required levels to obtain that listing.

www.fullcircleregistry.com

7/28/10

Shareholder Meeting

FullCircle is in the process of scheduling a shareholder meeting to be located in Louisville, Kentucky.  We are tentatively looking at the month of November, 2010.  Once this meeting date and location has been identified, we will be issuing proper notification to the shareholders.

Shareholder Communication

It was my intent to provide more frequent communication to our shareholders, however, we had no understanding of the time involved in the S-1 process, nor did I understand the complications of the S-1 process.   Now that we are over that bridge, we will be issuing more frequent letters to our shareholders.

We will begin our shareholder email communication program soon.  If you wish to be included on this email list, please communicate your wish to us via letter at the address listed above.  Please provide your email address, your phone number, your mailing address and how many shares of FullCircle Stock you hold (optional).  All information will be maintained by the company and will be kept confidential.

Board of Directors

It is our wish to increase the number of members on our Board of Directors of FullCircle Registry, Inc.  We are currently discussing several openings for insurance and financial industry professionals who understand our mission and who could add networking synergies to the success of our plan.  If any shareholder knows of an individual who could provide expert counsel in the area of finance, insurance, and pharmacy industries, we would be interested in considering his/her application.

The most difficult process of our accreditation with the SEC and our shareholders is behind us, and we can now get to the business of building our company.

Prospectus

Immediately following this letter, we will be sending a copy of the Prospectus to you, our shareholders, for your review.

Devoted Shareholders

Over the years we have received financial assistance from large shareholders who believe in our mission.  Back in 2007, Ike Boutwell and Alec Stone gave back half their shares, approximately 15,000,000 shares, so that the company could have working capital to maintain SEC compliance while we were making the application for our preferred shares.  More recently, other shareholders who believe in our company’s mission have been assisting by subscribing to an offering for working capital.  As noted earlier in this letter we have had officers, management, directors and other large shareholders convert over $300,000 in notes into preferred shares which eliminated that debt from our balance sheets.  We appreciate our devoted shareholders for helping FullCircle during the long SEC process.

Summary

The SEC approval significantly increases the creditability and value of our company.  This will eventually have a positive effect on the valuation of FullCircle.

I look forward to continue working closely with the Board of Directors and with you, our shareholders. I want to stress that our program will not be a “quick fix.”  We have developed a strong plan to stabilize the Company and to position the Company for growth, but we will need time to execute the plan. I am committed to and focused on development and implementation strategies to maximize shareholder value through a cautious program of mergers and acquisitions. I have personally invested considerable time and funds over the last three years to support this company and plan. I will share further details of this strategy as time goes by and we encourage the support of all of our shareholders as we move forward together.  Please feel free to contact me on my personal cell phone at 574-238-3699 or via email at Nlfroh@fullcircleregistry.com

Sincerely,

/s/ Norman L. Frohreich

Norman L. Frohreich, President and CEO

www.fullcircleregistry.com

7/28/10

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements as to future operating results and plans that involve risks and uncertainties. We use words such as “expects”, “anticipates”, “believes”, “estimates”, the negative of these terms and similar expressions to identify forward looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by those projected in the forward-looking statements for any reason.

www.fullcircleregistry.com

7/28/10